UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 17, 2008

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2008, Echelon Corporation (the “Company”) filed with the Securities and Exchange Commission a Schedule TO related to the option exchange program (the “Schedule TO”), including an Offer to Exchange of even date therewith (the “Offer to Exchange”), which sets forth the terms and conditions of the option exchange offer (the “Offer”), all as amended by Amendment No. 1 to the Schedule TO filed on November 24, 2008 and by Amendment No. 2 to the Schedule TO filed on December 19, 2008. The Offer expired at 9:00 p.m., Pacific time, on Wednesday, December 17, 2008.

Pursuant to the Offer, holders of certain options and stock appreciation rights (“SARs”) that were granted to eligible employees under the Company’s 1997 Stock Plan and remained outstanding and unexercised as of December 17, 2008 (the “Eligible Awards”), were eligible to exchange their Eligible Awards for new SARs. Holders of Eligible Awards to purchase up to an aggregate of 6,513,246 shares of the Company’s common stock could have tendered their Eligible Awards in the Offer. Certain holders of Eligible Awards elected to participate in the Offer and tendered, and the Company accepted for cancellation, eligible options to purchase an aggregate of 2,712,798 shares of the Company’s common stock, as well as eligible SARs to purchase an aggregate of 1,949,928 shares of the Company’s common stock, resulting in the tendering and cancellation of Eligible Awards to purchase up to a total of 4,662,726 shares of the Company’s common stock. In exchange for the cancelled Eligible Awards, the Company granted new SARs to purchase an aggregate of 3,243,690 shares of the Company’s common stock (2,020,295 shares in respect of former options and 1,223,395 shares in respect of former SARs). The exercise price of each new SAR granted in the Offer is $7.69, which is equal to the fair market value of the Company’s common stock on the new grant date, which was the closing price of the Company’s common stock reported by the Nasdaq Global Market on the new grant date of December 17. 2008.

Eligible Awards tendered by Company employees above include an aggregate of 1,647,353 shares of Company common stock underlying options and SARs previously granted to the Company’s named executive officers (1,291,103 shares underlying the options and 356,250 shares underlying the SARs) and exchanged in the Offer for new SARs to purchase an aggregate of 1,145,767 shares of the Company’s common stock (923,267 shares in respect of former options and 222,500 shares in respect of former SARs). The terms and conditions of the new SARs granted to the Company’s named executive officers are identical to those provided to other employees tendering options and SARs in the Offer at identical exercise prices.

The foregoing description of the option exchange program is qualified in its entirety by reference to the description of the program set forth in the Schedule TO and the Offer to Exchange (filed with the Schedule TO as Exhibit 99(a)(1)(A)), each as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Oliver R. Stanfield
Oliver R. Stanfield Executive Vice President and Chief Financial Officer

Date: December 19, 2008